Exhibit 10.11

                          INTERIM OPERATIONS AGREEMENT


                                 by and between


                             KEY ENERGY GROUP, INC.


                                       and


                                 WELLTECH, INC.




                                 November 18, 1995

                                TABLE OF CONTENTS


ARTICLE  I   Interim Management of Operations.........................1

   Section 1.1    Employment as Interim Manager.......................1
   Section 1.2    Occupancy of Business Premises......................2
   Section 1.3    Management of Employees.............................3
   Section 1.4    Possession of Equipment Used in the Business .......3
   Section 1.5    Performance of Contracts ...........................3
   Section 1.6    Trade name. etc.....................................4
   Section 1.7    Transition Accounting ..............................4
   Section 1.8    Access to WellTech Funds............................4
   Section 1.9    Operating Authority.................................4
   Section 1.10   Appointment and Powers of the WellTech
                      nterim Committee................................4

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF WELLTECH................5

   Section 2.1    Incorporation by Reference..........................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF KEY....................5

   Section 3.1    Incorporation by Reference..........................5

ARTICLE IV  OTHER AGREEMENTS..........................................5

   Section 4.1    Transition of Operations............................5
   Section 4.2    Certain Records.....................................5
   Section 4.3    Insurance...........................................6
   Section 4.4    WellTech Indemnity..................................6
   Section 4.5    Key Indemnity.......................................6


ARTICLE V  MANAGEMENT FEE.............................................7

   Section 5.1    Payment of Management Fee...........................7

ARTICLE VI  TERMINATION...............................................7

   Section 6.1    Termination.........................................7
   Section 6.2    Accomplishment of Termination.......................7
   Section 6.3    Consequence of Termination..........................7

ARTICLE VII  MISCELLANEOUS............................................8

   Section 7.1    Expenses............................................8
   Section 7.2    Parties in Interest.................................8
   Section 7.3    Entire Agreement; Amendments........................8
   Section 7.4    Headings............................................8
   Section 7.5    Notices.............................................8
   Section 7.6    Law Governing.......................................9
   Section 7.7    Counterparts........................................9
   Section 7.8    Severability........................................9
   Section 7.9    Construction.......................................10

                          INTERIM OPERATIONS AGREEMENT

         This INTERIM OPERATIONS AGREEMENT (the "Agreement") is made and entered into this 18th day of November, 1995, by and between Key Energy Group, Inc., a Maryland corporation ("Key") and WellTech, Inc., a Delaware corporation ("WellTech").

                                   WITNESSETH:

         WHEREAS, upon the terms and subject to the conditions of the Agreement and Plan of Merger by and between Key and WellTech of even date (the "Merger Agreement"), WellTech and Key have agreed to carry out a business combination transaction pursuant to which WellTech will merge with and into Key (the "Merger");

         WHEREAS, the Board of Directors of each of WellTech and Key (i) has unanimously determined that the Merger is advisable and fair to, and in the best interests of, it and its respective stockholders and has approved and adopted the Merger Agreement as a plan of reorganization within the provisions of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has approved the Merger Agreement, the Merger and the other transactions contemplated thereby or by any Collateral Document executed or required to be executed in connection therewith (collectively the "Transactions"), and (iii) has recommended approval and adoption of the Merger Agreement, the Merger and the Transactions by its respective stockholders; and

         WHEREAS, pending consummation of the Merger, WellTech desires to engage the services of Key to manage and oversee the operations of WellTech and Key desires to provide such management and oversight services to WellTech; and

         WHEREAS, capitalized terms used in this Agreement without definition shall have the meanings given to such terms in the Merger Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Key and WellTech, intending to be legally bound, do hereby covenant and agree as follows:

                                    ARTICLE I

                        INTERIM MANAGEMENT OF OPERATIONS

          Section 1.1 Employment as Interim Manager. (a) Effective as of the date hereof, WellTech agrees to employ Key, and Key agrees to accept employment with WellTech, as interim manager of WellTech's business, property and operations on the terms and conditions set forth in this Agreement. It is the intent of the parties that Key shall, subject to the limitations set forth herein, manage and oversee all aspects of WellTech's business, property and operations and shall have the specific rights and responsibilities set forth in this Article I.

         (b) Notwithstanding anything to the contrary in this Agreement:

                  (i) Prior to the execution of the New Credit Facility Documents by Key and WellTech, Key shall obtain the consent of the committee of WellTech's Board of Directors comprised of Kevin Collins and Phillip Marcum and charged with oversight of this Agreement (the "WellTech Interim Committee") prior to: (A) extending, terminating or entering into any material lease on behalf of WellTech; (B) hiring or terminating executive or other key employees of WellTech; (C) entering into or terminating material contracts on behalf of WellTech; (D) making, accepting or committing to make or accept any loan on behalf of WellTech; or (E) entering into any material transactions outside the ordinary course of WellTech's business;

                  (ii) Throughout the term of this Agreement: (A) Key shall consult regularly with the WellTech Interim Committee concerning the business, property and operations of WellTech and shall promptly furnish such oral and written reports to the WellTech Interim Committee as it may reasonably request;
(B) Key shall take no action requiring approval of WellTech's Board of Directors under Applicable Law or WellTech's Organic Documents without first obtaining consent of the WellTech Interim Committee; and (C) Key shall obtain consent of the WellTech Interim Committee prior to (1) hiring or terminating executive or other key employees of WellTech; (2) making, accepting or committing to make or accept any loan on behalf of WellTech; or (3) entering into any material transactions outside the ordinary course of WellTech's business;

         (c) WellTech and Key agree that (i) Key is an independent contractor and is not nor shall be deemed to be a partner, joint venturer or principal with respect to the ownership or operation of WellTech or its assets, and (ii) Key shall have no liability to and shall not by virtue of this Agreement be deemed to have assumed any liability to any creditors of or holders of claims against WellTech. Key agrees to act in good faith in the performance of its duties under this Agreement and to use such care in the management of WellTech's business, property and operations as a reasonably prudent company would use in the management of its own business and affairs. Key shall not be deemed to be in violation of this Agreement or otherwise responsible if it is prevented from performing any of its obligations hereunder for any reason beyond its control including, without limitation, strikes, lockouts, inadequacy or lack of
WellTech's financial resources after taking into account amounts available to WellTech under the New Debt Facility, unavailability of supplies, Applicable Law or acts of God. Key shall have no liability for any actions or omissions in connection with WellTech's business, property and operations excepting only if such actions or omissions were taken in or resulted from bad faith or gross negligence by Key.

          Section 1.2 Occupancy of Business Premises. On the date hereof, Key will assume the management of all real estate, buildings and premises owned, occupied or used by WellTech. Key and its agents and designees shall have unfettered access to all such real estate, buildings and premises and Key shall have the authority to take all actions which, in its reasonable business judgment, are necessary or appropriate with respect to such business premises, including, without limitation, extending, terminating or entering into new leases for leased premises and entering into or terminating contracts for sale or acquisition of owned premises.

         Section 1.3 Management of Employees. During the term hereof, all employees of WellTech shall continue to be employees of WellTech, provided, however, that they shall be subject to Key's oversight and management. Executive and key employees shall report directly to Key. Key shall have the authority, as WellTech's interim manager, to oversee the hiring and firing of employees of WellTech and to extend offers of employment by Key to WellTech's employees, provided, however, that all such offers shall be contingent upon consummation of the Merger. During the term of this Agreement, all of WellTech's employees who have not been terminated by WellTech or, pursuant to this Agreement, by Key shall continue to be compensated by WellTech, shall retain the same benefits as heretofore provided by WellTech and compensation and benefits shall not be materially increased or decreased without the prior consent of Key and the WellTech Interim Committee. If the Merger is not consummated, Key agrees that for a period of three years after termination of the Merger Agreement, Key shall neither offer employment to, nor induce the termination of employment with WellTech by, the following WellTech employees: Kenneth C. Hill; Kenneth V. Huseman, W. Clarke Gormley, and Donald D. Temperton; provided, however, that if during such three year period any of the foregoing individuals terminates his employment with WellTech for any reason other than inducement by or an offer of employment from Key, Key may thereafter employ such individual if such individual seeks employment with Key.

         Section 1.4 Possession of Equipment Used in the Business. During the term hereof, Key will manage and control utilization of all oilwell servicing and drilling rigs (the "Rigs"), rolling stock, equipment, tools, supplies and furniture and fixtures (collectively, "Capital Assets") used by WellTech or present in any yards or premises referred to in Section 1.2. For the account of and at the sole cost and expense of WellTech, Key shall maintain and repair the Rigs and Capital Assets in accordance with WellTech's ordinary and customary maintenance and repair policies and may replace or purchase additional Rigs or Capital Assets in the ordinary course. Without the consent of the WellTech Interim Committee, Key shall not co-mingle personal property of Key and personal property of WellTech.

          Section 1.5 Performance of Contracts. Key shall manage and oversee all aspects of the performance by WellTech of WellTech's contractual obligations to third parties with respect to existing contracts and, in the exercise of Key's reasonable business judgment, may renew, extend or terminate existing contracts or enter into new contracts for the account and in the name of WellTech. All revenues from and all costs and expenses of performance of WellTech's contractual obligations shall be for the account of and/or paid by WellTech. Key shall not interfere with performance by WellTech of,nor take any actions to prevent compliance by WellTech with, WellTech's contractual obligations.

         Section 1.6 Tradename, etc. Key shall use the name "WellTech" and any trademark, trade dress, logo or service mark incorporating the same in connection with management of WellTech's operations under this Agreement.

         Section 1.7 Transition Accounting. During the term of this Agreement, Key shall maintain the books and records of WellTech separately from those of Key and all transactions involving WellTech shall be for sole and exclusive account of WellTech. All revenues from WellTech's operations shall inure to the benefit of, and all costs and expenditures related to WellTech's operations shall be borne by, WellTech. To facilitate an orderly operating transition, WellTech will direct its officers and employees to provide to Key the same accounting and computer support functions now used by WellTech for the period requested by Key. Key may, in the exercise of its reasonable business judgment, modify such support functions and WellTech accounting systems, provided, however, that no such modification shall Adversely Affect the maintenance of separate books and records for WellTech or eliminate the ability to maintain accounting functions autonomously by region or area.

         Section  1.8  Access  to  WellTech  Funds.  During  the  term  of  this
Agreement, Key shall manage the utilization of funds of WellTech to pay the costs and expenses of WellTech's operations and the costs and expenses of transactions permitted to be entered into by Key on behalf of WellTech pursuant to this Agreement, whether or not such transactions are actually consummated. "Funds" of WellTech shall include all funds and other liquid assets of WellTech, wherever located, and all amounts available to be borrowed under any credit facility, including the New Debt Facility. As manager, Key shall have the exclusive right to determine the amount and timing of any drawings under the New Credit Facility on behalf of WellTech. Key shall oversee the payment by WellTech of its obligations in the ordinary course, consistent with WellTech's past practices and in accordance with the provisions of the Merger Agreement, but shall have no obligation to pay any debts of WellTech. There shall be no co-mingling of funds of WellTech with funds of Key.

         Section 1.9 Operating Authority. Key shall have the right to take all actions which in the exercise of its reasonable business judgment are necessary or appropriate to manage the business, properties and operations which WellTech currently conducts or owns or currently intends to conduct or own, including, without limitation, the authority to enter into contracts, to perform under existing or future contracts, to compromise claims with respect to existing or future contracts, to take such actions as are necessary or appropriate to collect accounts receivable, to consolidate or streamline operations to achieve cost-savings or reduce losses and to expand operations in the ordinary course.

          Section 1.10 Appointment and Powers of the WellTech Interim Committee. WellTech agrees that the appointment of the WellTech Interim Committee shall be effective as of the date hereof, shall continue until termination of this

Agreement and shall not be revoked unless WellTech has received an opinion of counsel that continuation of the Interim Committee would constitute a breach of the fiduciary duties of WellTech's Board of Directors. WellTech agrees further that it has delegated to the WellTech Interim Committee all power and authority necessary to enable the WellTech Interim Committee to carry out its responsibilities hereunder including, without limitation, to give the consents it may be requested to give pursuant to Section 1.1(b) hereof and that such delegation shall not be amended or revoked unless WellTech has received an opinion of counsel that failure to amend or revoke such delegation would constitute a breach of the fiduciary duties of WellTech's Board of Directors.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF WELLTECH

         Section  2.1  Incorporation  by  Reference.   The  representations  and
warranties of WellTech set forth in the Merger Agreement are incorporated herein by reference as if set forth in full herein.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF KEY

         Section  3.1  Incorporation  by  Reference.   The  representations  and
warranties of Key set forth in the Merger Agreement are incorporated herein by reference as if set forth in full herein.

                                   ARTICLE IV

                                OTHER AGREEMENTS

          Section 4.1 Transition of Operations. To facilitate an orderly transition to Key of the management of WellTech's business, properties and operations, WellTech shall:

          (a) cooperate fully and instruct all officers and employees to cooperate fully with Key and Key's designees in implementing Key's management and oversight of WellTech's business, properties and operations;

          (b) provide Key and Key's agents and designees with all information concerning revenues, expenses and contractual obligations necessary for Key effectively to manage WellTech's business, properties and operations or otherwise requested by Key; and

          (c)  obtain  all  consents   necessary  to  implement  the  terms  and
provisions of this Agreement.

          Section 4.2 Certain Records. All records of WellTech shall remain the property of WellTech throughout the term of this Agreement, whether or not in the possession of Key. WellTech and Key agree that, so long as the books and records relating to WellTech, whether retained by WellTech or Key, remain in existence and are available, each party shall have the right to inspect and, at its expense, to make copies of the same at any time during business hours for any proper purpose. In the event the Merger is not consummated, for a period of three years following the date hereof, neither of the parties hereto will, without first having offered to deliver the same to the other party, destroy any of such books and records in its possession. Each party agrees that it will make available to the other and to any accountants or attorneys or tax agents authorized by such other party, at the expense of the party requesting the same, any such records or information needed in connection with any tax matters, litigation or similar matters. Key will keep all books and records of WellTech confidential; provided, however, that Key's obligation of confidentiality shall not apply to information which (a) is known by or becomes available to the public other than as a result of disclosure by Key, (b) was known by or becomes available to Key on a non-confidential basis prior to its disclosure by Key, or
(c) is disclosed generally by WellTech to others without a confidentiality restriction; and further provided that in the case of clause (b) the source of such information, to the knowledge of Key, was not bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to, WellTech with respect to such information.

         Section 4.3 Insurance. WellTech agrees that for the term of this Agreement, WellTech shall maintain contingent blow-out, rig, worker's compensation, and general liability insurance covering its business and assets, with limits for personal injury, death and property damage of $1,000,000 per occurrence, and for umbrella coverage of $5,000,000 per occurrence and shall, to the extent practicable, name Key as an additional insured for all such coverages. Key agrees that for the term of the Agreement, it will maintain general liability insurance as currently maintained.

         Section 4.4 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of WellTech and of Key shall survive the termination of this Agreement as follows:

         (a) In the event that this Agreement is terminated because the Merger is consummated, no representations, warranties or covenants contained herein shall survive; and

         (b) In the event this Agreement terminates for any reason except consummation of the Merger, all covenants set forth in the final sentence of
Section 1.3 and in Section 4.2 shall survive the Closing Date for a period of three years and Section 6.3 shall survive in accordance with its terms.

Anything herein to the contrary notwithstanding, the expiration of any period herein stated, whether with respect to representation, warranty, covenant, condition, indemnity or otherwise, shall not have the effect of or be construed as resulting in any assumption by Key of a liability hereunder, whether express, implied or otherwise.

                                    ARTICLE V

                                 MANAGEMENT FEE

         Section 5.1 Payment of Management Fee. For its services under this Agreement, Key shall be entitled to a management fee of $25,000 per month, which shall be payable by WellTech if, but only if, the Merger is not consummated and shall be due ten business days after the Merger Agreement has been terminated.

                                   ARTICLE VI

                                   TERMINATION

          Section 6.1 Termination. This Agreement may be terminated by the parties, as follows:

         (a)  at  any  time  after  May  31,  1996,  by  either  party,  if  the
transactions   contemplated  by  the  Merger   Agreement  shall  not  have  been
consummated;

          (b) by either party at any time,  upon the  commencement by or against
the  other  party  of  voluntary  or   involuntary   bankruptcy   or  insolvency
proceedings; or

         (c)  by either party upon termination of the Merger Agreement;

and this Agreement shall terminate on the Closing Date.

         Section 6.2 Accomplishment of Termination. An election by Key to terminate this Agreement as provided in Section 6.1 shall be exercised on behalf of Key by delivery to WellTech of a written instrument to that effect signed by the President or a Vice President of Key. An election by WellTech to terminate this Agreement as provided in Section 6.1 shall be exercised by delivery to Key of a written instrument to that effect signed by the President or a Vice President of WellTech.

          Section 6.3 Consequence of Termination. Upon the termination of this Agreement pursuant to Section 6.1 hereof, Key shall return possession and management to WellTech of all assets of WellTech, including all books and records of WellTech, and provide the WellTech Interim Committee with such reports on WellTech's operations during the term of this Agreement as such Committee may reasonably request. Key shall use its reasonable best efforts at no out-of pocket cost to itself to facilitate the agreement of third parties to such retransfer, to the extent requested to do so by WellTech. WellTech shall thereupon undertake the management of its business, properties and operations and all obligations of the parties hereunder shall terminate, provided, however, that notwithstanding the foregoing, if this Agreement is terminated by either party upon the other party's willful failure to satisfy a condition contained herein or in the Merger Agreement or willful failure to perform its obligations hereunder, such termination shall not affect any other rights or remedies that the terminating party may have with respect to such breach, whether at law or in equity.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Expenses. Except as otherwise expressly provided herein, WellTech will pay all reasonable costs and expenses incurred by Key in connection with management of WellTech's business, properties and operations pursuant to this Agreement including, without limitation, all sales and transfer costs, charges, taxes, fees and other monies which may be payable during or subsequent to the term hereof, provided, however, that WellTech shall have the right to audit such costs and expenses.

         Section 7.2 Parties in Interest. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

         Section 7.3 Entire Agreement; Amendments. This Agreement, the Merger Agreement, and the exhibits, schedules, certificates, lists and other writings delivered pursuant hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and are intended by the parties to be taken together to be one agreement with respect to one and the same transaction. None of the foregoing may be assumed or rejected in any bankruptcy or insolvency proceeding without the assumption or rejection, as the case may be, of all of the foregoing. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject mater hereof. This Agreement may be amended only by a written instrument duly executed by the parties.

         Section 7.4 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         Section 7.5 Notices. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to WellTech, to:

                  WellTech, Inc.
                  3535 Briarpark, Suite 200
                  Houston, Texas 77042
                  Attention: W. Clarke Gormley, Esq.

         with a copy (which shall not constitute notice) to:

                  Porter & Hedges, L.L.P.
                  700 Louisiana Street, 35th Floor
                  Houston, Texas 77002
                  Attention: T. William Porter, Esq.

         If to Key, to:

                  Key Energy Group, Inc.
                  257 Livingston Avenue
                  New Brunswick, New Jersey 08901
                  Attention: Francis D. John, President

         with a copy (which shall not constitute notice) to:

                  Sullivan & Worcester
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention: Lena G. Goldberg, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

         Section 7.6 Law Governing. This Agreement will be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts without regard to its conflicts of law rules.

         Section 7.7 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         Section 7.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any materially adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 7.9 Construction. Words used herein in the singular, where the context so permits, shall be deemed to include the plural, and vice versa. The definitions of words in the singular herein shall also apply to such words when used in the plural where the context so permits, and vice versa. Whenever used herein, where the context so permits, the masculine or neuter gender shall include the masculine, feminine or neuter gender. The words "herein, "hereof, " "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or paragraph.


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Key and WellTech as of the date first above written.

                             KEY ENERGY GROUP, INC


                             By:/s/ Francis D. John
                                  Francis D. John, President


                             WELLTECH, INC.


                             By:/s/ W. Clarke Gormley
                                  W. Clarke Gormley
                                  Vice President - Legal

                                 AMENDMENT NO. 1
                                       to
                          INTERIM OPERATIONS AGREEMENT


         This AMENDMENT No. 1 to INTERIM OPERATIONS AGREEMENT dated November 18, 1995 (the "Agreement") by and between KEY ENERGY GROUP, INC., a Maryland corporation ("Key") and WellTech, Inc., a Delaware corporation ("WellTech") is made as of this 18th day of January, 1996.

                                   WITNESSETH:

         WHEREAS, capitalized terms used in this Amendment No. 1 without definition shall have the meanings ascribed thereto in the Agreement.

         WHEREAS, each of Key and WellTech intends to enter into the New Credit Facility Documents with The CIT Group/Credit Finance, Inc. ("CIT") in connection with the Merger; and

         WHEREAS, as a condition precedent to the New Credit Facility Documents, CIT has required an amendment to, and Key and WellTech have agreed to amend, the Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Key and WellTech, intending to be legally bound, do hereby covenant and agree as follows:

         1. Section 6.1 of the Agreement is hereby amended to insert the following language after the end of subsection (c) of Section 6.1 and prior to the words "and this Agreement shall terminate on the Closing Date":

                  provided, however, that notwithstanding the provisions of subsections (a), (b) and (c) of this Section 6.1, the parties agree that so long as any obligation of WellTech to CIT is outstanding or unpaid under the WellTech loan and security agreement comprising part of the New Credit Facility Documents, neither Key nor WellTech shall terminate this Agreement without the prior consent of CIT.

         2. Except as specifically amended hereby, the Agreement is hereby ratified and affirmed in all respects.

         IN WITNESS WHEREOF, this Amendment No. 1 to Interim Operations Agreement has been duly executed and delivered by the duly authorized officers of Key and WellTech as of the date first above written.

                                 KEY ENERGY GROUP, INC.

                                 By:/s/ Francis D. John
                                       Francis D. John, President

                                 WELLTECH, INC.

                                 By:/s/ W. Clarke Gormley
                                       W. Clarke Gormley
                                       Vice President - Legal